Exhibit 99.1

3D Systems Delivers Enhanced Binding Offer to Stratasys

Implied Value per Stratasys Share of $24.07, Based on July 12th Closing Price, Representing a 62% Premium to Stratasys Undisturbed Share Price on May 24, 2023

Implied Value of approximately $28 per Share and approximately $2 Billion in Total Value, Inclusive of $100 Million in Cost Synergies

Meaningfully Improves Initial Offer by ~15% and Increases Stratasys Ownership in Combined Company to approximately 44%

Delivers Executed Merger Agreement in Escrow and Commits to Pay Termination Fees to Desktop Metal on Behalf of Stratasys

Superior Proposal Presents Opportunity for Stratasys Board to Commence Discussions with 3D Systems

ROCK HILL, South Carolina, July 13, 2023 – 3D Systems (NYSE:DDD) (“the Company”) today announced an enhanced, binding offer to combine with Stratasys Ltd. (NASDAQ: SSYS) (“Stratasys”). Each Stratasys share will convert into $7.50 in cash and 1.5444 shares of the combined company, representing ownership by the Stratasys shareholders, in the aggregate, of approximately 44% of the shares of the combined company, in addition to the approximately $540 million of aggregate cash consideration being offered.

The binding offer by 3D Systems represents compelling value for Stratasys shareholders by any measure:

•

Implied value per Stratasys share of $24.07, based on 3D Systems July 12, 2023 closing share price, representing a 62% premium to the closing price per Stratasys share on May 24, 2023, the last trading day prior to the announcement of the proposed transaction by Stratasys with Desktop Metal.

•	Implied value of approximately $28 per Stratasys share, or an approximately 80% premium, inclusive of $100 million of mutually identified and agreed upon cost synergies.[1]

•	Represents a ~15% improvement to 3D Systems’ proposal submitted to the Stratasys Board on May 30, 2023.

President and CEO Dr. Jeffrey Graves stated, “We have continued to pursue a friendly combination with Stratasys with the objective of maximizing value for the shareholders of both companies. Multiple large Stratasys shareholders have reached out to inform us that they believe a combination of 3D Systems and Stratasys is the right path forward. This feedback affirms our conviction that we are doing right by shareholders today by offering exceptional value, certainty and transparency, and agreeing to pick up the termination fee that will be payable to Desktop Metal.”

[1]

Assumes $1,500mm in incremental equity value from $100mm of cost synergies capitalized at an illustrative 15x multiple, approximately 44% combined company ownership to Stratasys shareholders, a total cash payment by 3D Systems to Stratasys shareholders of approximately $540mm, and additional illustrative transaction cost assumptions, including payment of the termination fee to Desktop Metal. Equity values and value uplift calculated based on 60-day VWAPs for Stratasys and 3D Systems as of May 24, 2023.

Dr. Graves continued, “We have taken every step to improve the value, certainty and transparency of our proposal and look forward to constructively engaging with the Stratasys Board so that we can mutually pursue a transaction that will change the landscape of the additive manufacturing industry for the benefit of not only investors, but also employees and customers. We are taking this decisive action now to remove any reasonable doubt whether 3D Systems’ offer is likely to result in a superior proposal. While we believe our previous offers should have constituted a superior proposal, we are confident that this enhanced offer and signed merger agreement unequivocally constitutes a superior proposal to any other before Stratasys.”

Concurrently with the announcement of this binding offer, 3D Systems has delivered to Stratasys a signed merger agreement in escrow. This merger agreement, which lays out the details of the merger and, as required, will be filed on Form 8-K with the SEC by 3D Systems, now awaits countersignature by Stratasys.

The terms outlined in 3D Systems’ merger agreement, including the representations, warranties, covenants, closing conditions and termination rights, were designed to track those in the Desktop Metal merger agreement in order to offer Stratasys and its shareholders at least as much certainty as the Desktop Metal transaction. These terms include:

•

3D Systems Picks Up the Desktop Metal Termination Fees: 3D Systems will pay, on behalf of Stratasys, the full amount of any termination fees owing to Desktop Metal, as a result of the failure to obtain Stratasys’ shareholder approval of such agreement and as a result of the entrance by Stratasys into the merger agreement with 3D Systems.

•

No Financing Condition: 3D Systems will fund the cash consideration from the pro forma balance sheet of the combined company and, as such, the proposed merger is not subject to any debt or equity financing condition.

•

Right to Elect Form of Consideration: Each Stratasys shareholder will have the right to elect to receive its preferred mix of cash and stock consideration, subject to the shareholder-friendly election, cap and proration mechanisms.

•

Advantageous tax and capital markets structure: Stratasys shareholders will receive shares of a Delaware-incorporated, domestic SEC registrant. This transition away from holding shares of a foreign private issuer will result in their holding shares in an issuer with access to a significantly broader capital markets base. Moreover, while Stratasys shareholders will need to consult with their own tax advisors, this structure will generally enable Stratasys shareholders to receive the share consideration on a tax-free basis.

•

Regulatory Clearance Certainty with No CFIUS Risks: 3D Systems is confident that all applicable regulatory clearances will be obtained and therefore makes a strong commitment to obtain requisite regulatory clearances. In addition, in contrast to the proposed Desktop Metal merger, no CFIUS approval is required for the proposed combination of Stratasys and 3D Systems.

•

Removal of Unusual Desktop Metal Terms: The Desktop Metal merger agreement contains unusual terms, including a requirement for a number of existing contracts of Desktop Metal to be modified or terminated in advance of closing, a provision for the payment of a termination fee of $19 million by Stratasys to Desktop Metal if these contracts are not modified or terminated, and a provision that the Desktop Metal merger agreement may be terminated if a shareholder were to hold more than 50% of either company. The merger agreement with 3D Systems has no such contingencies hanging over the pathway of the shareholders of both companies to realize superior value upon consummation.

•

Right of Stratasys to Terminate to Accept a Superior Proposal: In contrast to the Desktop Metal merger agreement, Stratasys will have the right to terminate this merger agreement to enter into a superior proposal, ensuring that the shareholders of Stratasys are able to receive, at the end of the day, the best value attainable for their shares.

The Company reiterates its view of the key benefits of its proposed transaction with Stratasys:

•	Scale Drives Leadership: Delivers immediate scale for leadership in the rapidly growing and fragmented additive manufacturing industry.

•

Complementary Technology Portfolio: Combination of proven technologies with limited overlap, creating a combined portfolio better positioned to service nearly every vertical in the 3D printing market today.

•

Significant Cost Synergies: Highly certain value creation potential through realization of at least $100 million in cost synergies across SG&A savings, R&D integration and COGS optimization, jointly identified by members of both companies’ management teams during due diligence sessions in September 2022, in addition to significant revenue opportunities not currently included in 3D Systems’ pro forma valuation analysis.

•	Industry Leading Financial Profile: Estimated LTM combined revenue of $1.2 billion and ~12% EBITDA margin[2], and no debt or equity financing contemplated.

•

Meaningful Growth Opportunities from Regenerative Medicine: Unmatched bioprinting leadership potential, with a clear road map for human applications, including human trials for 3D printed lungs anticipated by 2026.

Goldman Sachs & Co. LLC is acting as exclusive financial advisor and Freshfields Bruckhaus Deringer (US) LLP, together with Herzog, Fox & Neeman in Israel, is acting as legal counsel to 3D Systems.

For accompanying slides, please visit the Company’s website.

About 3D Systems

More than 35 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading additive manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction – empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in healthcare and industrial markets such as medical and dental, aerospace & defense, automotive, and durable goods. More information on the company is available at www.3DSystems.com.

[2]	Based on CY2023E EBITDA guidance and $100mm run-rate cost synergies.

Forward-Looking Statements

Certain statements made in this document that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. In particular, we note that there is no assurance that a definitive agreement for the transaction referenced in this document will be entered into or consummated or that integration will be successful or synergies will be realized if such transaction were to be consummated. Business combination proposals, transactions and integrations are subject to numerous risks and uncertainties. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances, or otherwise, except as required by law.

All references to the binding nature of the offer and merger agreement being proposed by 3D Systems, whether in a press release, presentation, other document or public statement, are subject to the contents of the escrow letter that has been delivered to Stratasys and will be on file publicly with the SEC.

Additional Information

This communication does not constitute an offer to buy or sell or the solicitation of an offer to sell or buy any securities. This communication relates to a proposal which 3D Systems has made for a business combination with Stratasys. In furtherance of this proposal and subject to future developments, 3D Systems (and, if a negotiated transaction is agreed, Stratasys) may file one or more registration statements, proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, prospectus or other document that 3D Systems and/or Stratasys may file with the SEC in connection with the proposed transaction.

Investors and security holders of 3D Systems and Stratasys are urged to read the proxy statement(s), registration statement, prospectus and/or other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction. Any definitive proxy statement(s) or prospectus(es) (if and when available) will be mailed to stockholders of 3D Systems and/or Stratasys, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by 3D Systems through the web site maintained by the SEC at http://www.sec.gov.

This document shall not constitute an offer to buy or sell or the solicitation of an offer to sell or buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, 3D Systems and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about 3D Systems’ executive officers and directors in 3D Systems’ definitive proxy statement filed with the SEC on April 5, 2023. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website at http://www.sec.gov.

Contacts

Investors:

3D Systems

investor.relations@3dsystems.com

MacKenzie Partners, Inc.

Dan Burch / Bob Marese

dburch@mackenziepartners.com / bmarese@mackenziepartners.com

U.S. Media:

FTI Consulting

Pat Tucker / Rachel Chesley / Kyla MacLennan

3DSystems@fticonsulting.com

Israel Media:

Gelbart-Kahana Investor Relations

Aviram Uzi

aviram@gk-biz.com

+972-525329103